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                               [LETTERHEAD]



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-52067) of Dresser Industries, Inc. of our report dated May 2, 1996 appearing on page 1 of the Savings Plan for Employees of Baroid Corporation Financial Statements on Form 11-K for the period from January 1, 1995 to July 25, 1995.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Dallas, Texas
June 27, 1996